UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

DIPEXIUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36351	46-4995704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

61 Broadway, 19th Floor New York, NY	10006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 269-2834

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 22, 2014, Dipexium Pharmaceuticals, Inc. entered into an amendment to its Product Development Agreement, dated January 1, 2014, with RRD International, LLC.  (the “Amendment”).  Pursuant the Amendment, the parties agreed upon a new scope of services and budget to commence preparation of a New Drug Application (“NDA”) to be submitted to the FDA for Pexiganan Cream 0.8% (“Pexiganan”) if and to the extent the Company successfully completes its pivotal Phase 3 clinical studies and otherwise successfully completes the Pexiganan drug development program.    The Amendment also addresses, among other things, certain medical monitoring (and related) activities, the addition of a new Phase 1 Site Monitor, and the addition of additional fees and pass-through expenses to the development budget.

The foregoing description of the Amendment is qualified in its entirety by reference to the provisions of the Amendment filed as Exhibit 10.1 to this Report, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Product Development Agreement Amendment, dated May 22, 2014, by and between RRD International, LLC and Dipexium Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 29, 2014	DIPEXIUM PHARMACEUTICALS, INC.

	By:	/s/ David P. Luci
		Name:	David P. Luci
		Title:	President and Chief Executive Officer